Exhibit 99.1

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:
Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. EARNS $24 MILLION IN 2008
Reports Fourth Quarter and Year-to-Date Earnings
          Rockland, Massachusetts (January 26, 2009). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $3.0 million, or $0.18 on a per diluted share basis, for the three months ending December 31, 2008, compared to net income and diluted earnings per share for the three months ended December 31, 2007 of $7.7 million and $0.56, respectively. Net income was $24.0 million, or $1.52 on a diluted earnings per share basis, for the year ending December 31, 2008 compared to net income and diluted earnings per share for the year ended December 31, 2007 of $28.4 million and $2.00, respectively.
          The decline in earnings from the prior period is primarily the result of Other-Than-Temporary Impairment (“OTTI”) losses recorded in the fourth quarter. The quarterly comparisons also reflect higher loan loss provisioning in the fourth quarter to increase loan loss reserves in light of economic weakening.
          Fourth quarter 2008 loan and deposit growth was strong, despite the challenging economic environment, as the Company took advantage of opportunities created by market turmoil. During the three month period which ended December 31, 2008 total deposits increased by $41.0 million and loans increased by $75.3 million, quarterly increases which equate to annualized growth rates of 6.5% and 11.7%, respectively.
          In the fourth quarter the Company recorded $4.6 million of OTTI on various trust preferred securities. The after tax impact of this charge was $3.0 million, or $0.18 on a diluted earnings per share basis for the quarter ending December 31, 2008. For the year ending December 31, 2008 the aggregate charges amounted to $4.7 million, net of tax, or $0.30 diluted earnings per share.
          “All in all, 2008 was a very successful year,” said Christopher Oddleifson, the Company’s President and Chief Executive Officer. “Our strong loan and deposit growth confirms that the current challenging economic climate has actually been a time of opportunity for us. The successful integration of Slade’s Ferry Bancorp. early in the year was a significant accomplishment and our franchise will continue to grow with the upcoming Benjamin Franklin Bancorp, Inc. acquisition, which we expect to close in the near future. While our fourth quarter earnings were restrained by security impairments and higher credit costs, we have a solid balance sheet and remain in a strong position to continue to expand our franchise and achieve long term growth in a disciplined manner.”
          Total deposits were $2.6 billion at December 31, 2008, a 27.3% increase when compared to $2.0 billion in total deposits at December 31, 2007. Of the year-to-date deposit increase, $410.8 million is a result of the March 2008 acquisition of Slade’s Ferry Bancorp (“Slades”). Excluding the impact of the Slades acquisition, total deposits have grown during 2008 at an annualized rate of 7.0%.
          Total loans grew by $617.9 million, or 30.3%, during the twelve months ended December 31, 2008, with the Slades acquisition contributing $471.2 million to total loan growth. Excluding the Slades acquisition, loan growth achieved in 2008 amounted to $146.7 million, or 7.2%, on an annualized basis, and was concentrated in the commercial (12.6%) and home equity (19.0%) lending categories.
          Certain non-core items are included in the computation of earnings in accordance with the United States of America’s generally accepted accounting principles (“GAAP”) in both 2008 and 2007 as indicated by the table below. In an effort to provide investors with information regarding the Company’s results, the Company has disclosed the following non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.
RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION

	Twelve Months Ending
	December 31,
Dollars in Thousands, Except Per Share Data	2008	2007	$ Variance	% Variance
NET INCOME (GAAP)	$23,964	$28,381	$(4,417)	-15.6%
Net Interest Income Components
Add — Write-Off of Debt Issuance Cost, net of tax	—	590	(590)	n/a
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	396	—	396	n/a
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	—	264	(264)	n/a
Add — Merger & Acquisition Expenses, net of tax	728	—	728	n/a
Add — Litigation Reserve (net of recovery), net of tax	488	885	(397)	-44.9%
Less — WorldCom Bond Loss Recovery, net of tax	(272)	—	(272)	n/a

NET OPERATING EARNINGS (NON-GAAP)	$25,304	$30,120	$(4,816)	-16.0%

Diluted Operating Earnings Per Share	$1.61	$2.13	$(0.52)	-24.4%

          As shown above, net operating earnings were $25.3 million, or $1.61 on a per diluted share basis, for the year ending December 31, 2008 compared to net operating earnings and diluted earnings per share for the year ended December 31, 2007 of $30.1 million and $2.13, respectively. The $7.2 million in charges for OTTI of securities recognized during 2008 decreased net operating earnings on a diluted earnings per share basis by approximately $0.30. There were no non-core items for the fourth quarter of 2008.
          Comparing the three months ending December 31, 2008 to the same period last year, net interest income increased $6.0 million, or 24.5%. For the year ended December 31, 2008, net interest income increased $21.3 million, or 22.1%, from the year ago period, due to the Slades acquisition in the first quarter of this year and organic growth. The net interest margin for the three and twelve month periods ended December 31, 2008 was 3.81% and 3.95%, respectively. The net interest margin was 3.94% and 3.90% for the three and twelve months ended December 31, 2007. See the tables below for reconciliations of net interest income and the net interest margin as adjusted:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(Dollars in Thousands)
Net Interest Income GAAP	$30,495	$24,491	$117,462	$96,183
Add — Write-Off of Debt Issuance Cost	—	—	—	907	*

Net Interest Income as Adjusted	$30,495	$24,491	$117,462	$97,090

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net Interest Margin GAAP	3.81%	3.94%	3.95%	3.90%
Add — Write-Off of Debt Issuance Cost	—	—	—	0.04	%*

Net Interest Margin as Adjusted	3.81%	3.94%	3.95%	3.94%

*	April 2007 refinance of Trust Preferred Securities
          On a linked quarter basis the net interest margin decreased from 4.09% in the third quarter of 2008 to 3.81% in the fourth quarter. The primary reason for this change is the drop in the Federal Funds rate, which caused asset yields to drop faster than liability costs. Deposit costs, in particular, did not decline as rapidly given the opportunity realized early in the fourth quarter to raise deposits at attractive rates to retain customers and attract prospects.
          Non-interest income decreased by $4.8 million, or (57.0%), and by $4.0 million, or (12.4%), during the three and twelve months ended December 31, 2008, respectively, as compared to the same periods in the prior year. See the table below for a run rate calculation of non-interest income:

	Three Months Ended
	December 31,
	2008	2007	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Income GAAP	$3,652	$8,499	$(4,847)	-57.0%
Add — Other-Than-Temporary-Impairment on Certain Pooled Trust Preferred Securities	4,646	—	4,646	n/a

Non-Interest Income as Adjusted	$8,298	$8,499	$(201)	-2.4%

	Twelve Months Ended
	December 31,
	2008	2007	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Income GAAP	$28,084	$32,051	($3,967)	-12.4%
Add — Net Loss on Sale of Securities	609	—	609	n/a
Add — Other-Than-Temporary-Impairment on Certain Pooled Trust Preferred Securities	7,216	—	7,216	n/a

Non-Interest Income as Adjusted	$35,909	$32,051	$3,858	12.0%

The change in non-interest income is attributable to the following:
➢	Service charges on deposit accounts increased by $194,000, or 5.2%, and by $1.2 million, or 8.2% for the three and twelve months ended December 31, 2008, as compared to the same periods in 2007, primarily due to the Slades acquisition.

➢	Wealth management revenue increased by $340,000, or 15.2%, and $3.0 million, or 37.3%, for the three and twelve months ended December 31, 2008, as compared to the same periods in 2007. Assets under management at December 31, 2008 and 2007 were $1.1 billion and $1.3 billion, respectively.

➢	Mortgage banking income decreased by $452,000, or (47.6%), and by $94,000, or (3.0%), for the three and twelve months ended December 31, 2008, as compared to the same periods in 2007. The balance of the mortgage servicing asset was $1.5 million and loans serviced amounted to $250.5 million as of December 31, 2008, as compared to a mortgage servicing asset balance of $2.1 million and loans serviced amounting to $255.2 million at December 31, 2007.

➢	There were no gains or losses on the sale of securities during the fourth quarter of 2008 or 2007. There was a net loss on the sale of securities of $609,000 during the first quarter of 2008. Of this loss, $742,000 is associated with the sale of the majority of the Slades securities portfolio, which was partially offset by gains on the sale of agency securities recorded in the first quarter.

➢	The Company recorded OTTI on certain investment grade pooled trust preferred securities, resulting in a negative charge to non-interest income of approximately $4.6 million and $7.2 million for the three and twelve month periods ending December 31, 2008.

➢	Other non-interest income decreased by $431,000, or (43.1%), and by $803,000, or (18.4%), for the three and twelve months ended December 31, 2008, as compared to the same period in 2007. The decrease for the quarter-to-date and year-to-date periods is primarily attributable to trading asset losses due to the stock market decrease and declines in 1031 exchange income as a result of the slowdown in national commercial real estate markets.
          Non-interest expense increased by $4.6 million, or 20.8%, and by $16.2 million, or 18.4%, for the three and twelve months ended December 31, 2008, as compared to the same periods in 2007. When adjusting the twelve month period for the items listed below, non-interest expense increased $16.5 million, or 19.2%, as compared to the same periods in 2007. There were no adjustments for the three months ended December 31, 2008 and 2007. See the table below for a reconciliation of non-interest expense as adjusted:

	Twelve Months Ended
	December 31,
	2008	2007	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Expense GAAP	$104,143	$87,932	$16,211	18.4%
Less — Executive Early Retirement Costs	—	(406)	406	n/a
Less — Merger & Acquisition Expenses	(1,120)	—	(1,120)	n/a
Less — Litigation Reserve (net of Recovery)	(750)	(1,361)	611	-44.9%
Add — WorldCom Bond Loss Recovery	418	—	418	n/a

Non-Interest Expense as Adjusted	$102,691	$86,165	$16,526	19.2%

➢	Salaries and employee benefits increased by $1.2 million, or 9.2%, and $5.8 million, or 11.0%, for the three and twelve months ended December 31, 2008, as compared to the same periods in 2007. The increase in salaries and benefits is primarily attributable to the Slades acquisition in the first quarter of 2008 and annual merit and medical insurance increases.

➢	Occupancy and equipment expense increased by $1.0 million, or 44.0%, and $2.8 million, or 28.4%, for the three and twelve month periods ending December 31, 2008, as compared to the same periods in 2007. The increase is mainly due to an increase in rent expense due to two new branch locations, increased utility costs, depreciation expense and the effects of the Slades acquisition.

➢	Data processing and facilities management expense increased by $187,000, or 15.4%, and $990,000, or 21.6%, for the three and twelve month periods ending December 31, 2008, as compared to the same periods in 2007. The increase is partially a result of new functionality as well as an increase in volume primarily attributable to the Slades acquisition during the first quarter of 2008.

➢	Merger and acquisition related expenditures totaled $1.1 million, for the twelve month period ending December 31, 2008, associated with the Slades acquisition in March 2008. There were no merger and acquisition expenses for the comparable 2007 periods.

➢	Other non-interest expense increased by $2.1 million, or 41.4%, and $5.9 million, or 28.4%, for the three and twelve month periods ending December 31, 2008, as compared to the same periods in 2007. The increase in the twelve-month period is primarily attributable to the amortization of intangible assets of $1.5 million, FDIC deposit insurance assessment of $1.1 million, consulting fees of $779,000, litigation settlement of $750,000, legal loan collection fees of $489,000 due to collection activity, and advertising expense of $299,000.
     Total assets increased by $860.1 million, or 31.1%, to $3.6 billion at December 31, 2008 as compared to December 31, 2007. This increase is primarily a result of the Slades acquisition, which closed during the first quarter of 2008.
     Securities increased by $152.9 million, or 30.1%, during the twelve months ended December 31, 2008. Securities represented approximately 18% of total assets at both December 31, 2008 and 2007. On a linked quarter basis, securities increased $99.5 million in anticipation of proceeds from the United States Treasury Capital Purchase Program (“CPP”). As previously mentioned, during 2008, the Company recorded OTTI on certain investment grade pooled trust preferred securities amounting to $4.6 million and $7.2 million for the three and twelve months ended December 31, 2008, respectively. See table below for details regarding the Company’s trust preferred securities and related other-than-temporary impairment charges as of December 31, 2008.
Trust Preferred Detail as of December 31, 2008

			Amortized
			Cost
	Amortized		After
	Cost	OTTI	Impairment
	(Dollars in Thousands)
Pooled Trust Preferred	$18,677	$7,216	$11,461

Single Issuer Trust Preferred	14,803	—	14,803

Total Trust Preferred	$33,480	$7,216	$26,264

          Certain BBB rated and two of the three A rated pooled trust preferred securities held by the Company were written down to prices of approximately 13% and 24% per dollar, respectively.
     The following table summarizes loan growth during the year ending December 31, 2008:

	December 31,	December 31,	Slades	Organic
	2008	2007	Acquisition	Growth/(Loss)
	(Dollars in Thousands)
Loans
Commercial and Commercial Real Estate Loans	$1,569,082	$1,121,310	$306,824	$140,948
Small Business	86,670	69,977	9,257	7,436
Residential Real Estate	432,325	341,090	114,432	(23,197)
Consumer — Home Equity	406,240	308,744	38,723	58,773
Consumer — Other	166,570	201,831	2,009	(37,270)

Total Loans	$2,660,887	$2,042,952	$471,245	$146,690

          Excluding the Slades acquisition, organic loan growth achieved in the twelve months of 2008 amounted to $146.7 million, or 7.2%, on an annualized basis, and was concentrated in the commercial (12.6%) and home equity (19.0%) lending categories, while the residential real estate and consumer (primarily indirect automobile lending) categories were reduced. Total commercial loans (including small business loans) following the Slades acquisition now represent 62.2% of the total loan portfolio.
          The following table summarizes deposit growth during the year ending December 31, 2008:

	December 31,	December 31,	Slades	Organic
	2008	2007	Acquisition	Growth/(Loss)
	(Dollars in Thousands)
Deposits
Demand Deposits	$519,326	$471,164	$74,584	$(26,422)
Savings and Interest Checking Accounts	725,313	587,474	119,908	17,931
Money Market	488,345	435,792	38,668	13,885
Time Certificates of Deposit	846,096	532,180	177,609	136,307

Total Deposits	$2,579,080	$2,026,610	$410,769	$141,701

          Borrowings increased by $191.0 million, or 37.9%, during the twelve months ending December 31, 2008, as compared to December 31, 2007, attributable to the Slades acquisition and organic loan growth. Additionally, the Company issued $30.0 million of subordinated debt during the quarter ended September 30, 2008, which will be used to support additional loan growth, particularly in commercial lending. The subordinated debt, which qualifies as Tier 2 regulatory capital, has a 10 year maturity and may be called at the option of the Company after five years, and is priced at a fixed rate of 7.02% for the first five year period.
          As previously announced, on January 9, 2009 the Company raised $78,158,000 through the issuance of preferred stock and warrants associated with its participation in the CPP. The CPP funding strengthened the Company’s already strong capital position. On a pro forma basis as of December 31, 2008, the CPP funding increased the Company’s Tier 1 leverage ratio from 7.58% to 9.63% and its total risk-based capital ratio from 11.79% to 14.58%.
          Management anticipates using CPP funds to expand lending to creditworthy consumers and businesses and, when appropriate, to modify residential mortgages.

The Company’s fourth quarter 2008 loan growth was expanded in anticipation of successfully raising capital through CPP participation. The Company fully intends to deploy its CPP capital in a deliberate and responsible manner.
          The Company reported a return on average assets and a return on average equity in the fourth quarter of 2008 of 0.34% and 3.92%, respectively, as compared to 1.13% and 14.08% for the same periods in 2007.
          Stockholders’ equity at December 31, 2008 totaled $305.3 million, as compared to $220.5 million at December 31, 2007. The Tier 1 leverage capital ratio at December 31, 2008 was 7.58%, maintaining the Company’s well-capitalized position.
          At December 31, 2008, the balance of goodwill was $116.4 million and other intangible assets, primarily core deposit intangibles, were $9.3 million. The amount of goodwill and core deposit intangible assets derived from the Slades acquisition was $58.1 million and $9.0 million, respectively.
          The allowance for loan losses was $37.0 million at December 31, 2008 and $26.8 million at December 31, 2007. A portion of the increase in allowance for loan losses is due to the Slades acquisition with the remainder reflective of overall credit softening. Nonperforming assets totaled $29.9 million at December 31, 2008, or 0.82% of total assets, and $8.3 million at December 31, 2007, or 0.30% of total assets. The primary increase on a linked quarter basis was in the commercial and commercial real estate categories of $7.4 million, residential real estate of $2.7 million, and non-accrual securities of $910,000. The Company’s allowance for loan losses as a percentage of loans was 1.39% at December 31, 2008 and 1.29% at September 30, 2008. The provision for loan losses was $5.6 million and $10.9 million for the quarter and year ended December 31, 2008, respectively, as compared to $1.4 million and $3.1 million for the year ago comparative periods. Net charge-offs were $1.8 million and $6.2 million for the three and twelve month periods of 2008 as compared to $717,000 and $3.1 million for the three and twelve month periods of 2007. The provision was increased in the fourth quarter to account for the significant loan growth experienced in the quarter in addition to the increase in non-performing loans, particularly in commercial real estate.
          Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss fourth quarter earnings at 4:30 p.m. Eastern Time on Monday, January 26, 2009. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-800-860-2442 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Passcode: 426542. The web cast replay will be available until January 26, 2010 and the telephone replay will be available until February 10, 2009.
          Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $3.6 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts, Cape Cod, and Rhode Island. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.
          This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
          This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These non-GAAP measures may exclude significant gains or losses that are unusual in nature, such as securities losses. Because these gains and losses and their impact on the Company’s performance are difficult to predict, management believes that presentations of adjusted financial measures excluding the impact of these gains and losses provide useful information that is essential to a proper understanding of the operating results of the Company. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)
CONSOLIDATED BALANCE SHEETS

					September 30, 2008 vs.
	December 31,	December 31,	$	%	September 30,	December 31, 2008%
	2008	2007	Variance	Change	2008	Variance	Change

Assets
Cash and Due From Banks	$50,007	$67,416	(17,409)	-25.82%	$92,752	$(42,745)	-46.09%
Fed Funds Sold and Short Term Investments	100	—	100	n/a	100	—	n/a
Securities
Trading Assets	2,701	1,687	1,014	60.11%	3,048	(347)	-11.38%
Securities Available for Sale	600,291	444,258	156,033	35.12%	499,879	100,412	20.09%
Securities Held to Maturity	32,789	45,265	(12,476)	-27.56%	33,354	(565)	-1.69%
Federal Home Loan Bank Stock	24,603	16,260	8,343	51.31%	24,603	—	n/a

Total Securities	660,384	507,470	152,914	30.13%	560,884	99,500	17.74%

Loans
Commercial and Industrial	270,832	190,522	80,310	42.15%	250,469	20,363	8.13%
Commercial Real Estate	1,126,295	797,416	328,879	41.24%	1,092,811	33,484	3.06%
Commercial Construction	171,955	133,372	38,583	28.93%	150,615	21,340	14.17%
Small Business	86,670	69,977	16,693	23.85%	85,120	1,550	1.82%
Residential Real Estate	413,024	323,847	89,177	27.54%	420,809	(7,785)	-1.85%
Residential Construction	10,950	6,115	4,835	79.07%	12,868	(1,918)	-14.91%
Residential Loans Held for Sale	8,351	11,128	(2,777)	-24.96%	5,511	2,840	51.53%
Consumer — Home Equity	406,240	308,744	97,496	31.58%	391,416	14,824	3.79%
Consumer — Auto	127,956	156,006	(28,050)	-17.98%	134,866	(6,910)	-5.12%
Consumer — Other	38,614	45,825	(7,211)	-15.74%	41,073	(2,459)	-5.99%

Total Loans	2,660,887	2,042,952	617,935	30.25%	2,585,558	75,329	2.91%
Less — Allowance for Loan Losses	(37,049)	(26,831)	(10,218)	38.08%	(33,287)	(3,762)	11.30%

Net Loans	2,623,838	2,016,121	607,717	30.14%	2,552,271	71,567	2.80%

Bank Premises and Equipment	36,429	39,085	(2,656)	-6.80%	35,246	1,183	3.36%
Goodwill and Core Deposit Intangible	125,710	60,411	65,299	108.09%	126,412	(702)	-0.56%
Other Assets	132,001	77,910	54,091	69.43%	109,570	22,431	20.47%

Total Assets	$3,628,469	$2,768,413	860,056	31.07%	$3,477,235	$151,234	4.35%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$519,326	$471,164	48,162	10.22%	$573,904	$(54,578)	-9.51%
Savings and Interest Checking Accounts	725,313	587,474	137,839	23.46%	711,862	13,451	1.89%
Money Market	488,345	435,792	52,553	12.06%	464,983	23,362	5.02%
Time Certificates of Deposit	846,096	532,180	313,916	58.99%	787,282	58,814	7.47%

Total Deposits	2,579,080	2,026,610	552,470	27.26%	2,538,031	41,049	1.62%

Borrowings
Federal Home Loan Bank Borrowings	429,634	311,125	118,509	38.09%	336,792	92,842	27.57%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	170,880	138,603	32,277	23.29%	166,417	4,463	2.68%
Junior Subordinated Debentures	61,857	51,547	10,310	20.00%	61,857	—	n/a
Subordinated Debentures	30,000	—	30,000	n/a	30,000	—	n/a
Other Borrowings	2,946	3,069	(123)	-4.01%	2,103	843	40.09%

Total Borrowings	695,317	504,344	190,973	37.87%	597,169	98,148	16.44%

Total Deposits and Borrowings	3,274,397	2,530,954	743,443	29.37%	3,135,200	139,197	4.44%
Other Liabilities	48,798	16,994	31,804	187.15%	37,295	11,503	30.84%
Stockholders’ Equity	305,274	220,465	84,809	38.47%	304,740	534	0.18%

Total Liabilities and Stockholders’ Equity	$3,628,469	$2,768,413	860,056	31.07%	$3,477,235	$151,234	4.35%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands, Except Per Share Data)
CONSOLIDATED BALANCE SHEETS

	Three Months Ended				Twelve Months Ended
	December 31,		$	%	December 31,		$	%
	2008	2007	Variance	Change	2008	2007	Variance	Change

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$51	$56	$(5)	-8.93%	$148	$1,468	$(1,320)	-89.92%
Interest and Dividends on Securities	7,351	6,071	1,280	21.08%	25,135	22,879	2,256	9.86%
Interest on Loans	38,080	34,033	4,047	11.89%	151,105	135,391	15,714	11.61%

Total Interest Income	45,482	40,160	5,322	13.25%	176,388	159,738	16,650	10.42%

INTEREST EXPENSE
Interest on Deposits	9,964	10,611	(647)	-6.10%	38,896	43,639	(4,743)	-10.87%
Interest on Borrowed Funds	5,023	5,058	(35)	-0.69%	20,030	19,916	114	0.57%

Total Interest Expense	14,987	15,669	(682)	-4.35%	58,926	63,555	(4,629)	-7.28%

Net Interest Income	30,495	24,491	6,004	24.52%	117,462	96,183	21,279	22.12%
Less — Provision for Loan Losses	5,575	1,355	4,220	311.44%	10,888	3,130	7,758	247.86%

Net Interest Income after Provision for Loan Losses	24,920	23,136	1,784	7.71%	106,574	93,053	13,521	14.53%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,914	3,720	194	5.22%	15,595	14,414	1,181	8.19%
Wealth Management	2,580	2,240	340	15.18%	11,133	8,110	3,023	37.27%
Mortgage Banking Income	497	949	(452)	-47.63%	3,072	3,166	(94)	-2.97%
BOLI Income	739	591	148	25.04%	2,555	2,004	551	27.50%
Net Loss on Sale of Securities	—	—	—	n/a	(609)	—	(609)	n/a
Other-Than-Temporary-Impairment on Certain Pooled Trust Preferred Securities	(4,646)	—	(4,646)	n/a	(7,216)	—	(7,216)	n/a
Other Non-Interest (Loss)/Income	568	999	(431)	-43.14%	3,554	4,357	(803)	-18.43%

Total Non-Interest Income	3,652	8,499	(4,847)	-57.03%	28,084	32,051	(3,967)	-12.38%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	14,468	13,252	1,216	9.18%	58,275	52,520	5,755	10.96%
Occupancy and Equipment Expenses	3,419	2,375	1,044	43.96%	12,757	9,932	2,825	28.44%
Data Processing and Facilities Management	1,403	1,216	187	15.38%	5,574	4,584	990	21.60%
Merger & Acquisition Expense	—	—	—	n/a	1,120	—	1,120	n/a
WorldCom Bond Loss Recovery	—	—	—	n/a	(418)	—	(418)	n/a
Other Non-Interest Expense	7,300	5,164	2,136	41.36%	26,835	20,896	5,939	28.42%

Total Non-Interest Expense	26,590	22,007	4,583	20.83%	104,143	87,932	16,211	18.44%

INCOME BEFORE INCOME TAXES	1,982	9,628	(7,646)	-79.41%	30,515	37,172	(6,657)	-17.91%

PROVISION FOR INCOME TAXES	(1,039)	1,898	(2,937)	-154.74%	6,551	8,791	(2,240)	-25.48%

NET INCOME	$3,021	$7,730	$(4,709)	-60.92%	$23,964	$28,381	$(4,417)	-15.56%

BASIC EARNINGS PER SHARE	$0.19	$0.56		-67.86%	$1.53	$2.02		-24.26%
DILUTED EARNINGS PER SHARE	$0.18	$0.56		-67.86%	$1.52	$2.00		-24.00%
BASIC AVERAGE SHARES	16,280,552	13,734,231		18.54%	15,694,555	14,033,257		11.84%
DILUTED AVERAGE SHARES	16,331,118	13,840,654		17.99%	15,759,482	14,160,598		11.29%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.81%	3.94%		-3.30%	3.95%	3.90%		1.28%
Return on Average Assets	0.34%	1.13%		-69.91%	0.73%	1.05%		-30.48%
Return on Average Equity	3.92%	14.08%		-72.09%	8.20%	12.93%		-36.66%

RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$3,021	$7,730	$(4,709)	-60.92%	$23,964	$28,381	$(4,417)	-15.56%
Net Interest Income Components
Add — Write-Off of Debt Issuance Cost, net of tax	—	—	—		—	590	(590)
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	—	—	—		396	—	396
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	—	—	—		—	264	(264)
Add — Merger and Acquisition Expenses, net of tax	—	—	—		728	—	728
(Less)/Add — Litigation Reserve/(Recovery), net of tax	—	—	—		488	885	(397)
Less — WorldCom Bond Loss Recovery, net of tax	—	—	—		(272)	—	(272)

NET OPERATING EARNINGS	$3,021	$7,730	$(4,709)	-60.92%	$25,304	$30,120	$(4,816)	-15.99%

Diluted Earnings Per Share, on an Operating Basis	$0.18	$0.56	$(0.38)	-67.86%	$1.61	$2.13	$(0.52)	-24.41%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Three Months Ended December 31,
		2008			2007
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$100	$19,979	$51	1.02%	$1,073	$56	20.88%
Securities:
Trading Assets	2,701	3,036	45	5.93%	1,724	15	3.48%
Taxable Investment Securities	619,213	558,345	6,937	4.97%	458,080	5,552	4.85%
Non-taxable Investment Securities (1)	38,470	38,461	568	5.91%	49,449	776	6.28%

Total Securities:	660,384	599,842	7,550	5.03%	509,253	6,343	4.98%

Loans (1)	2,660,887	2,617,938	38,200	5.84%	2,015,811	34,154	6.78%
Total Interest-Earning Assets	$3,321,371	$3,237,759	$45,801	5.66%	$2,526,137	$40,553	6.42%

Cash and Due from Banks	50,007	65,772			57,305
Other Assets	257,091	244,772			147,935

Total Assets	$3,628,469	$3,548,303			$2,731,377

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$725,313	$720,695	$1,490	0.83%	$574,727	$1,865	1.30%
Money Market	488,345	498,845	2,356	1.89%	447,431	3,155	2.82%
Time Deposits	846,096	859,894	6,118	2.85%	521,902	5,591	4.29%

Total interest-bearing deposits:	2,059,754	2,079,434	9,964	1.92%	1,544,060	10,611	2.75%
Borrowings:
Federal Home Loan Bank Borrowings	$429,634	$309,653	$2,335	3.02%	$277,127	$3,050	4.40%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	170,880	168,343	1,144	2.72%	136,040	1,107	3.25%
Junior Subordinated Debentures	61,857	61,857	995	6.43%	51,547	861	6.68%
Subordinated Debentures	30,000	30,000	546	7.28%	—	—	—
Other Borrowings	2,946	2,736	3	0.44%	3,025	40	5.29%

Total Borrowings:	695,317	572,589	5,023	3.51%	467,739	5,058	4.33%

Total Interest-Bearing Liabilities	$2,755,071	$2,652,023	$14,987	2.26%	$2,011,799	$15,669	3.12%

Demand Deposits	519,326	550,073			485,923

Other Liabilities	48,798	38,261			14,017

Total Liabilities	$3,323,195	$3,240,357			$2,511,739
Stockholders’ Equity	305,274	307,946			219,638

Total Liabilities and Stockholders’ Equity	$3,628,469	$3,548,303			$2,731,377

Net Interest Income			$30,814			$24,884

Interest Rate Spread (2)				3.40%			3.30%

Net Interest Margin (3)				3.81%			3.94%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,579,080	$2,629,507	$9,964		$2,029,983	$10,611
Cost of Total Deposits				1.52%			2.09%
Total Funding Liabilities, including Demand Deposits	$3,274,397	$3,202,096	$14,987		$2,497,722	$15,669
Cost of Total Funding Liabilities				1.87%			2.51%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $319 and $393 for the three months ended December 31, 2008 and 2007, respectively.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Twelve Months Ended December 31,
		2008			2007
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate

Interest-Earning Assets:
Federal Funds Sold and Short Term Investments	$100	$5,908	$148	2.51%	$26,630	$1,468	5.51%
Securities:
Trading Assets	2,701	3,060	140	4.58%	1,692	48	2.84%
Taxable Investment Securities	619,213	470,668	23,307	4.95%	433,186	20,694	4.78%
Non-taxable Investment Securities (1)	38,470	41,203	2,597	6.30%	51,181	3,288	6.42%

Total Securities:	660,384	514,931	26,044	5.06%	486,059	24,030	4.94%
Loans (1)	2,660,887	2,489,028	151,572	6.09%	1,994,273	135,874	6.81%

Total Interest-Earning Assets	$3,321,371	$3,009,867	$177,764	5.91%	$2,506,962	$161,372	6.44%

Cash and Due from Banks	50,007	65,992			59,009
Other Assets	257,091	219,517			148,494

Total Assets	$3,628,469	$3,295,376			$2,714,465

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$725,313	$688,336	$6,229	0.90%	$575,269	$7,731	1.34%
Money Market	488,345	472,065	9,182	1.95%	462,434	13,789	2.98%
Time Deposits	846,096	740,779	23,485	3.17%	531,016	22,119	4.17%

Total interest-bearing deposits:	2,059,754	1,901,180	38,896	2.05%	1,568,719	43,639	2.78%
Borrowings:
Federal Home Loan Bank Borrowings	$429,634	$312,451	$10,714	3.43%	$254,516	$11,316	4.45%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	170,880	154,440	4,663	3.02%	109,344	3,395	3.10%
Junior Subordinated Debentures	61,857	60,166	3,842	6.39%	59,950	5,048	8.42%
Subordinated Debentures	30,000	10,410	750	7.20%	—	—	—
Other Borrowings	2,946	2,381	61	2.56%	2,627	157	5.98%

Total Borrowings:	695,317	539,848	20,030	3.71%	426,437	19,916	4.67%

Total Interest-Bearing Liabilities	$2,755,071	$2,441,028	$58,926	2.41%	$1,995,156	$63,555	3.19%

Demand Deposits	519,326	533,543			485,922

Other Liabilities	48,798	28,692			13,914

Total Liabilities	$3,323,195	$3,003,263			$2,494,992
Stockholders’ Equity	305,274	292,113			219,473

Total Liabilities and Stockholders’ Equity	$3,628,469	$3,295,376			$2,714,465

Net Interest Income			$118,838			$97,817

Interest Rate Spread (2)				3.50%			3.25%

Net Interest Margin (3)				3.95%			3.90%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,579,080	$2,434,723	$38,896		$2,054,641	$43,639
Cost of Total Deposits				1.60%			2.12%
Total Funding Liabilities, including Demand Deposits	$3,274,397	$2,974,571	$58,926		$2,481,078	$63,555
Cost of Total Funding Liabilities				1.98%			2.56%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,376 for the twelve months ended December 31, 2008 and $1,634 for the twelve months ended December 31, 2007.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	December 31,	December 31,	September 30,
	2008	2007	2008
	(Dollars in Thousands, Except Per Share Data)
Asset Quality
Nonperforming Loans
Commercial & Industrial Loans	$1,942	$306	$1,481
Small Business Loans	1,111	439	773
Commercial Real Estate Loans	12,370	2,568	5,478
Residential Real Estate Loans	9,394	2,380	6,725
Installment Loans — Home Equity	1,090	872	1,106
Installment Loans — Auto	813	833	770
Installment Loans — Other	213	246	311

Total Nonperforming Loans	26,933	7,644	16,644

Non-Accrual Securities	910	—	—
Other Assets in Possession	231	—	—
Other Real Estate Owned	1,809	681	1,239

Nonperforming Assets	29,883	8,325	17,883

Net charge-offs (year to date)	$6,194	$3,114	$4,381
Net charge-offs to average loans (annualized)	0.24%	0.16%	0.23%

Nonperforming Loans/Gross Loans	1.01%	0.37%	0.64%
Allowance for Loan Losses/Nonperforming Loans	137.56%	351.01%	199.99%
Gross Loans/Total Deposits	103.17%	100.81%	101.87%
Allowance for Loan Losses/Total Loans	1.39%	1.31%	1.29%

Financial Ratios
Book Value per Share	$18.75	$16.04	$18.72
Tangible Capital/Tangible Asset	5.67%	5.91%	5.32%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	5.54%	6.45%	5.76%
Tangible Book Value per Share	$11.03	$11.64	$10.95
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$12.19	$12.70	$11.85

Capital Adequacy
Tier one leverage capital ratio (1)	7.58%	8.02%	7.69%

(1)	Estimated number for December 31, 2008
Certain amounts in prior year financial statement have been reclassified to conform to the current year’s presentation.